Exhibit 1.1

$250,000,000

ENTERTAINMENT PROPERTIES TRUST

7.750% Senior Notes due 2020

Purchase Agreement

June 25, 2010

J.P. Morgan Securities Inc.

as Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

ENTERTAINMENT PROPERTIES TRUST, a Maryland real estate investment trust (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $250,000,000 principal amount of its 7.750% Senior Notes due 2020 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of June 30, 2010 (the “Indenture”) among the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and UMB Bank, n.a., as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees”).

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company and the Guarantors have prepared a preliminary offering memorandum dated June 24, 2010 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. For purposes of this Agreement, references to information included in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum shall include information incorporated by reference therein. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and containing terms substantially similar to those described in the Offering Memorandum and the Pricing Disclosure Package (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

The Securities are being issued and sold in connection with the entry by the Company and the Guarantors into a new senior unsecured credit agreement (the “New Credit Agreement”) and the termination of the Company’s existing senior secured credit agreement (the “Existing Credit Agreement”).

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1.    Purchase and Resale of the Securities.

(a)    The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 96.54% of the principal amount thereof plus accrued interest, if any, from June 30, 2010 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)    The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)    it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii)    it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii)    it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)    within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)    in accordance with the restrictions set forth in Annex C hereto.

(c)    Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d)    The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e)    The Company and the Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, the Guarantors or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other person.

2.    Payment and Delivery.

(a)    Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005 at 10:00 A.M., New York City time, on June 30, 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b)    Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3.    Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that:

(a)    Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b)    Additional Written Communications. The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Issuer

Written Communication. Any information in an Issuer Written Communication that is not otherwise included in the Time of Sale Information and the Offering Memorandum does not conflict with the information contained in the Time of Sale Information or the Offering Memorandum.

(c)    Incorporated Documents. The documents in which certain sections that are incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)    Financial Statements. The historical financial statements and the related notes thereto of the Company and its consolidated subsidiaries included in each of the Time of Sale Information and the Offering Memorandum present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; the other financial information included in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown thereby.

(e)    No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum (i) there has been no material adverse change or prospective material adverse change in the earnings, assets, properties, business, consolidated financial position, results of operations or shareholders’ equity of the Company and each of its subsidiaries, taken as a whole, (ii) there has been no casualty, loss, condemnation or other adverse event with respect to any property or interest therein owned, directly or indirectly, by the Company or any of its subsidiaries which has had or would reasonably be expected to have a Material Adverse Effect, (iii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those with respect to the New Credit Agreement and the Existing Credit Agreement and those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, (iv) except for regular quarterly distributions on the Company’s common shares of beneficial interest, par value $.01 per share (the “Common Shares”), 7.75% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (liquidation preference $25.00 per share) (the “Series B Preferred Shares”), 5.75% Series C Cumulative Convertible Preferred Shares of Beneficial Interest, par value $.01 per share (liquidation preference $25.00 per share) (the “Series C Preferred Shares”), 7.375% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (liquidation preference $25.00 per share) (the “Series D Preferred Shares”) and 9.00% Series E Cumulative Convertible Preferred Shares of Beneficial Interest, par value $.01 per share (liquidation preference $25.00 per share) (the “Series E Preferred Shares”), which have been publicly announced through the date of this Agreement, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest, and (v) there has been no material increase in long-term debt or decrease in the capital of the Company or its subsidiaries, taken as a whole, other than with respect to the New Credit Agreement and the Existing Credit Agreement and those in the ordinary course of their businesses. Since the date of the latest balance sheet presented in the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, or entered into any transactions which are material to the Company and its subsidiaries, taken as a whole, except for liabilities, obligations and transactions which are reflected in the Time of Sale Information and the Offering Memorandum.

(f)    Organization and Good Standing. Each of the Company and its subsidiaries has been duly organized and validly exists as a real estate investment trust, corporation, business trust, partnership or limited liability company in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing as a foreign trust, corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which could not reasonably be expected to (individually or when aggregated with other such instances) have a material adverse effect on (i) the assets, properties, business, consolidated financial position, results of operations or shareholders’ equity of the Company and its subsidiaries, taken as a whole; or (ii) the offering or consummation of any of the other transactions contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum or the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (each (i) or (ii), a “Material Adverse Effect”). Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits (collectively, the “Consents”) of and from all public, regulatory or governmental agencies and bodies and third parties, foreign and domestic, to own, hold, lease and operate its properties and conduct its business as it is now being conducted and as described in the Time of Sale Information and the Offering Memorandum, except where the failure to possess such Consent could not reasonably be expected to have a Material Adverse Effect, and each such Consent is valid and in full force and effect and neither the Company nor any of its subsidiaries has received notice of any investigation or proceedings which could result in the revocation of any such Consent. Each of the Company and its subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances and directives, except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

(g)    Subsidiaries. The subsidiaries listed on Schedule 3 hereto are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act. Except for the subsidiaries listed on Schedule 3 and Atlantic-EPR I, a Delaware general partnership (in which the Company owns a 20% interest) and Atlantic-EPR II, a Delaware general partnership (in which the Company owns a 20% interest), the Company owns no ownership or other beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of or other ownership interest in each of the subsidiaries listed on Schedule 3 have been duly and validly authorized and issued and are fully paid and non-assessable and, except as set forth on Schedule 3 hereto, are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims.

(h)    Capitalization. The authorized, issued and outstanding shares of beneficial interest of the Company is as set forth in the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”. There is no class or series of shares of beneficial interest of the Company authorized other than the Common Shares, 9.50% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (liquidation preference $25.00 per share), Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares. There is no class or series of shares of beneficial interest of the Company issued or outstanding other than the Common Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares. All of the issued and outstanding shares of beneficial interest of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights arising by operation of law under the organizational documents of the Company or under any agreement to which the Company or any of its subsidiaries is a party or otherwise that entitle or will entitle any person to acquire from the Company or any of its subsidiaries upon the issuance or sale thereof any Common Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Shares, Series B Preferred Shares, Series C Preferred Shares Series D Preferred Shares, Series E Preferred Shares or other such equity security (any “Relevant Security”). The Common Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares conform in all material respects to the descriptions thereof contained in the Time of Sale Information and the Offering Memorandum, and such description conforms to the rights set forth in the instruments defining the same. Except as disclosed in or specifically contemplated by the Time of Sale Information and the Offering Memorandum, there are no shares of beneficial interest of the Company reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any shares of beneficial interest of the Company and neither the Company nor any of its subsidiaries has outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.

(i)    Due Authorization. The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including each Guarantee set forth therein), the Exchange Securities and the Registration Rights Agreement (collectively, the “Transaction Documents”) and the New Credit Agreement and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents, the New Credit Agreement and the consummation of the transactions contemplated thereby has been duly and validly taken.

(j)    The Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or by general equitable principles regardless of whether enforcement is sought in law or equity (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(k)    The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l)    The Exchange Securities. On the Closing Date, the Exchange Securities (including the related guarantees) will have been duly authorized by the Company and each of the Guarantors and, when duly executed, authenticated, issued and delivered in accordance with the Indenture and as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantors, as guarantor, enforceable against the Company and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m)    Purchase and Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors; and the Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and on the Closing Date will be duly executed and delivered by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(n)    Descriptions of the Transaction Documents. Each Transaction Document and the New Credit Agreement conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(o)    No Violation or Default. Neither the Company nor any of its subsidiaries is in violation of its declaration of trust, certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or any other organizational document. The Company and its subsidiaries are not in default (or with notice or lapse of time, or both, would be in default) under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or evidence of indebtedness, lease, contract or other agreement or instrument to which they are a party or by which they or any of their properties or other assets are bound, violation of which would individually or in the aggregate have a Material Adverse Effect.

(p)    No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party and the consummation of the transactions contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities and the issuance of the Guarantees as described in the Offering Memorandum under the heading “Use of Proceeds”) do not and will not (i) conflict with, require consent under or result in a breach of any of the terms or provisions of, or constitute a Repayment Event (as defined below) or default (or an event which with notice or lapse of time, or both, would constitute a Repayment Event or default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties, operations or assets may be bound or (ii) violate or conflict with (A) any provision of the declaration of trust, certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or any other organizational document of the Company or any of its subsidiaries or (B) any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, operations or assets, except, with respect to clause (i) and clause (ii)(B), for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiary.

(q)    No Consents Required. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, operations or assets, or any third party, is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents or the consummation of the transactions contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, including the issuance, sale and delivery of the Securities to be issued, sold and delivered hereunder and the issuance of the Guarantees, except for such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required (i) under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers and (ii) with respect to the Exchange Securities (including the related guarantees) under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

(r)    Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there is no litigation or proceeding (exclusive of any investigation) or, to the knowledge of the Company and the Guarantors, any legal, governmental or regulatory investigation to which the Company or any of its subsidiaries or any of their respective officers or trustees/directors is a party or to which any property or operations of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries (or any of their respective officers or trustees/directors), could reasonably be expected to have a Material Adverse Effect; to the best of the Company’s and the Guarantors’ knowledge, no such proceeding, litigation or investigations is threatened or contemplated by any legal, governmental or regulatory authority or other third party, foreign or domestic.

(s)    Independent Accountants. KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Securities Act and the Exchange Act.

(t)    Title to Real and Personal Property. The Company and its subsidiaries have (1) good and marketable title in fee simple to all real property owned by the Company and its subsidiaries and (2) good title to all items of personal property owned by the Company and its subsidiaries, in each case that are material to the respective businesses of the Company and its subsidiaries, free and clear of all liens, encumbrances, claims and defects and imperfections of title, except (i) those that are described in each of the Time of Sale Information and the Offering Memorandum, (ii) those permitted under the Existing Credit Agreement or the New Credit Agreement, (iii) those that do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iv) those that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as could not reasonably be expected, individually or in the aggregate, result in a Material Adverse Effect.

(u)    Title to Intellectual Property. The Company and each of its subsidiaries owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as being conducted and as described in the Time of Sale Information and the Offering Memorandum and have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others. To the best of the Company’s and the Guarantors’ knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. Neither the Company nor any of its subsidiaries has granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the current products and services of the Company or those products and services described in the Time of Sale Information and the Offering Memorandum. There is no infringement by third parties of any such intellectual property; there is no pending or, to the Company’s and the Guarantors’ knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiary’s rights in or to any such intellectual property, and the Company and the Guarantors are unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Company’s and the Guarantors’ knowledge, threatened action, suit, proceeding or claim by others that the Company or any Guarantor infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Guarantors are unaware of any other fact which would form a reasonable basis for any such claim.

(v)    No Undisclosed Relationship. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the trustees/directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in a prospectus that is not described in each of the Time of Sale Information and the Offering Memorandum.

(w)    Investment Company Act. Each of the Company and its subsidiaries is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, and after giving effect to the application of the net proceeds of the offering, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not and will not be an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(x)    Taxes. Except for (i) the payment of any taxes that are currently being contested in good faith by appropriate proceedings and for which the Company has established adequate reserves in accordance with GAAP or (ii) the filings of tax returns or the payment of any taxes which would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the Company and its subsidiaries have (A) timely paid all federal, state, local and foreign taxes (including any related interest and penalties) required to be paid by any of them (whether or not shown on a tax return), including as a withholding agent through the date hereof and (B) timely filed all federal, state, local and foreign tax returns required to be filed through the date hereof. The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 3(d) hereof in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or its subsidiaries has not been finally determined. There is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or its subsidiaries or any of their respective properties or assets that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y)    No Labor Disputes. No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company’s and the Guarantors’ knowledge, is imminent and neither the Company nor any Guarantor is aware of any existing or contemplated or threatened labor disturbance by the employees of any of the Company’s or any of its subsidiaries’ principal suppliers, manufacturers’, customers or contractors, which, in either case, could reasonably be expected to have a Material Adverse Effect.

(z)    Environmental Matters. Except as would not, singularly or in the aggregate, have a Material Adverse Effect, (i) to the Company’s and the Guarantors’ knowledge, there has not occurred any Release or threat of Release of any Hazardous Material on, at, under or from any properties the Company or its subsidiaries, directly or indirectly, owns or leases, or formerly owned or leased, (ii) the Company and its subsidiaries, and their respective operations and assets are in compliance with all applicable laws, regulations, rules, ordinances and administrative and judicial orders, decrees, judgments and injunctions relating to pollution or protection of human health, the environment (including, without limitation, ambient air, indoor air, surface water, drinking water, groundwater, land surface or subsurface strata, and natural resources such as wetlands, flora and fauna), including, without limitation, those relating to the Release or threatened Release of Hazardous Materials or to the generation, manufacture, processing, recycling, distribution, use, treatment, sale, storage, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (iii) the Company and its subsidiaries have (to the extent not maintained by the applicable tenants) all permits, authorizations and approvals required under any applicable Environmental Laws for their businesses and the ownership, use and operation of all of their assets and all are in compliance with their requirements, (iv) there are no pending or, to the Company’s and the Guarantors’ knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, notices of potential responsibility, proceedings or investigations (pending or threatened) pursuant to any Environmental Law against the Company or any of its subsidiaries, (v) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against the Company, any of its subsidiaries or any of their assets relating to any Hazardous Materials or the violation of any Environmental Laws.

As used herein, “Hazardous Material” means any material, substance, chemical, waste, pollutant, contaminant or compound, in any form, including without limitation, any flammable explosives, radioactive materials, oil, petroleum, petroleum products, radon gas, toxic mold, asbestos and asbestos containing materials, and polychlorinated biphenyls, regulated or which can give rise to liability under any Environmental Law. “Release” means and release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the environment, or into, from or through any building, structure or facility. All of the properties owned or leased, directly or indirectly, by the Company and its subsidiaries have been, and it is contemplated that all future acquired or leased properties will be, subjected to a Phase I Environmental Site Assessment or similar environmental assessment (which generally includes a site inspection, interviews and a records review, but no subsurface sampling). These assessments and follow-up investigations, if any, of the properties (including, as appropriate, asbestos, radon and lead surveys, additional public record review, subsurface sampling and other testing), of the properties have not revealed any conditions or occurrences which could give rise to liability under or violation of any Environmental Law that the Company or any Guarantor believes would have a Material Adverse Effect. The Company has not agreed to assume, undertake or provide indemnification (except as may extend to lenders to the Company who finance the acquisition of real property or the refinancing thereof) for any liability of any other person under any Environmental Law, including any obligation for investigation, response or other corrective action, except as could not reasonably be expected to have a Material Adverse Effect.

(aa)    Compliance with ERISA. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), or a failure to satisfy the minimum funding standard under Section 412 of the Code, whether or not waived, or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could reasonably be expected to have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law; including ERISA (to the extent applicable) and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each “pension plan” (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(bb)    Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc)    Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(dd)    Insurance. Title insurance in favor of the Company and its subsidiaries is maintained with respect to each of the properties described in the Time of Sale Information and the Offering Memorandum in an amount at least equal to the cost of acquisition of such property. The Company has and maintains, or its tenants have and maintain, property and casualty insurance in favor of the Company and its subsidiaries with respect to such entities and each of the properties owned, directly or indirectly, by the Company, in an amount and on such terms as is reasonable and customary for the businesses of the type proposed to be conducted by the Company and its subsidiaries. Neither the Company nor any of its subsidiaries has received from any insurance company written notice of any material defects or deficiencies affecting the insurability of any such properties.

(ee)    No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ff)    Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantors, threatened.

(gg)    Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh)    Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the

Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

(ii)    No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(jj)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(kk)    Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(ll)    No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(mm)    No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(nn)    Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(oo)    No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(pp)    Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(ss)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt)    REIT. The Company is organized in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code, and the Company’s current and proposed method of operation enables it to meet the requirements for qualification and taxation as a real estate investment trust under the Code. The Company has qualified and continues to qualify and has taken all necessary action to be treated, effective beginning with the year ended December 31, 1997, as a REIT under the Code, and the Company’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2010, and in the future. All subsidiary partnerships, joint ventures, limited liability companies and entities intended to qualify as “qualified REIT subsidiaries” within the meaning of Section 856(i)(2) of the Code (excluding taxable REIT subsidiaries) have been since their respective formations, and continue to be, treated as partnerships, disregarded entities or qualified REIT subsidiaries for federal income tax purposes and not as corporations or associations taxable as corporations or publicly traded partnerships.

(uu)    No Undisclosed Loans. Except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers, trustees or directors of the Company or any of its subsidiaries or any of the members of the families of any of them.

(vv)    Americans with Disabilities Act. To the knowledge of the Company and the Guarantors, each of the properties described in the Time of Sale Information and the Offering Memorandum is in compliance with all presently applicable provisions of the Americans with Disabilities Act, except for any failures to comply which would not, singly or in the aggregate, result in a Material Adverse Effect.

Any certificate signed by or on behalf of the Company and delivered to the Initial Purchasers or to the counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

4.    Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a)    Delivery of Copies. The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)    Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement, and will not distribute any such proposed Offering Memorandum, amendment or supplement to which the Representative reasonably objects.

(c)    Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)    Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the

Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)    Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission that includes information incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)    Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission that includes information incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document that includes information incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g)    Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)    Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(i)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds”.

(j)    Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k)    DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)    No Resales by the Company. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(m)    No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n)    No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)    No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5.    Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum.

6.    Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)    Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)    No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company or any of its subsidiaries, the Securities or any other debt or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c)    No Material Adverse Change. No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d)    Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e)    Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f)    Opinion and 10b-5 Statement of Counsels for the Company.

(i)    Stinson Morrison Hecker LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D hereto.

(ii)    Latham & Watkins LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex E hereto.

(iii)    Stinson Morrison Hecker LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex F hereto.

(g)    Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(i)    Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j)    Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each of the Guarantors.

(k)    DTC. The Securities shall be eligible for clearance and settlement through DTC.

(l)    New Credit Agreement. The New Credit Agreement shall have become effective on the terms described in the Time of Sale Information and the Offering Memorandum and all amounts owed under the Existing Credit Agreement shall have been repaid.

(m)    Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.    Indemnification and Contribution.

(a)    Indemnification of the Initial Purchasers. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein.

(b)    Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: first sentence of the third paragraph, the fourth sentence of the tenth paragraph and twelfth paragraph, in each case under the heading of “Plan of distribution”, in each of the Preliminary Offering Memorandum and the Final Offering Memorandum.

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) and (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) and (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable legal fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, the Guarantors, their respective directors and officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities.

The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.    Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

9.    Defaulting Initial Purchaser.

(a)    If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10(a) hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10.    Payment of Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)    If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

13.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

14.    Miscellaneous.

(a)    Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Initial Purchasers.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179 (fax: (212) 270-1063); Attention: Ken Lang, with a copy to: Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005 (fax: (212) 269-5420); Attention: Daniel Zubkoff and Douglas Horowitz. Notices to the Company and the Guarantors shall be given to them at Entertainment Properties Trust, 30 West Pershing Road, Suite 201, Kansas City, MO 64108 (fax (816) 472-5794); Attention: Chief Executive Officer, with a copy to: Stinson Morrison Hecker LLP, 1201 Walnut, Suite 2900, Kansas City, MO 64106 (fax (816) 412-1129); Attention: Craig Evans.

(c)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ENTERTAINMENT PROPERTIES TRUST

By:	/s/ Gregory Silvers
Title: Vice President, Chief Operating Officer, Chief Development Officer, General Counsel and Secretary

30 WEST PERSHING, LLC

By:	/s/ Gregory Silvers
Title: Vice President and Secretary

EPT DOWNREIT II, INC.

By:	/s/ Gregory Silvers
Title: Vice President and Secretary

EPT HUNTSVILLE, INC.

By:	/s/ Gregory Silvers
Title: Vice President and Secretary

MEGAPLEX FOUR, INC.

By:	/s/ Gregory Silvers
Title: Vice President and Secretary

WESTCOL CENTER, LLC

By:	/s/ Gregory Silvers
Title: Vice President and Secretary

EPT MELBOURNE, INC.

By:	/s/ Gregory Silvers
Title: Vice President and Secretary

CROTCHED MOUNTAIN PROPERTIES, LLC

By:	/s/ Gregory Silvers
Title: Vice President and Secretary

EDUCATION CAPITAL SOLUTIONS, LLC

By:	/s/ Gregory Silvers
Title: Vice President and Secretary

EPR HIALEAH, INC.

By:	/s/ Gregory Silvers
Title: Vice President and Secretary

EPT 909, INC.

By:	/s/ Gregory Silvers
Title: Vice President and Secretary

EPT CROTCHED MOUNTAIN, INC.

By:	/s/ Gregory Silvers
Title: Vice President and Secretary

EPT KALAMAZOO, INC.

By:	/s/ Gregory Silvers
Title: Vice President and Secretary

EPT MAD RIVER, INC.

By:	/s/ Gregory Silvers
Title: Vice President and Secretary

EPT MOUNT ATTITASH, INC.

By:	/s/ Gregory Silvers
Title: Vice President and Secretary

EPT MOUNT SNOW, INC.

By:	/s/ Gregory Silvers
Title: Vice President and Secretary

EPT NINETEEN, INC.

By:	/s/ Gregory Silvers
Title: Vice President and Secretary

EPT SKI PROPERTIES, INC.

By:	/s/ Gregory Silvers
Title: Vice President and Secretary

EPT WATERPARKS, INC.

By:	/s/ Gregory Silvers
Title: Vice President and Secretary

MEGAPLEX NINE, INC.

By:	/s/ Gregory Silvers
Title: Vice President and Secretary

EPR METROPOLIS TRUST

By:	/s/ Gregory Silvers
Title: Signatory Trustee

YONGEDUNDAS SIGNAGE TRUST

By:	/s/ Gregory Silvers
Title: Signatory Trustee

Accepted: June 25, 2010

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the

several Initial Purchasers listed

in Schedule 1 hereto.

By:	/s/ Kenneth A. Lang
Authorized Signatory

Schedule 1

Initial Purchaser	Principal Amount
J.P. Morgan Securities Inc.	$81,081,000
Barclays Capital Inc.	$81,081,000
RBC Capital Markets Corporation	$60,811,000
KeyBanc Capital Markets Inc.	$27,027,000

Total	$250,000,000

Schedule 2

Guarantors

30 West Pershing, LLC

EPT DownREIT II, Inc.

EPT Huntsville, Inc.

Megaplex Four, Inc.

Westcol Center, LLC

EPT Melbourne, Inc.

Crotched Mountain Properties, LLC

Education Capital Solutions, LLC

EPR Hialeah, Inc.

EPT 909, Inc.

EPT Crotched Mountain, Inc.

EPT Kalamazoo, Inc.

EPT Mad River, Inc.

EPT Mount Attitash, Inc.

EPT Mount Snow, Inc.

EPT Nineteen, Inc.

EPT Ski Properties, Inc.

EPT Waterparks, Inc.

Megaplex Nine, Inc.

EPR Metropolis Trust

YongeDundas Signage Trust

Schedule 3

Subsidiaries

Wholly-Owned Direct and Indirect Subsidiary	Jurisdiction of Organization

3 Theatres, Inc.	Missouri

30 West Pershing, LLC	Missouri

Asia Entertainment and Leisure Holdings Ltd.	Cayman Islands

Asia Entertainment and Leisure Opportunities Partners Ltd.	Cayman Islands

Burbank Village, Inc.	Delaware

Burbank Village, L.P.	Delaware

Cantera 30, Inc.	Delaware

Crotched Mountain Properties, LLC	New Hampshire

Education Capital Solutions, LLC	Delaware

EPR Canada, Inc.	Missouri

EPR Global Opportunities Management Ltd.	Cayman Islands

EPR Hialeah, Inc.	Missouri

EPR Metropolis Trust	Delaware

EPR North Trust	Delaware

EPR TRS Holdings, Inc.	Missouri

EPR TRS I, Inc.	Missouri

EPR TRS II, Inc.	Missouri

EPR TRS III, Inc.	Missouri

EPT 301, LLC	Missouri

EPT 909, Inc.	Delaware

EPT Aliso Viejo, Inc.	Delaware

Wholly-Owned Direct and Indirect Subsidiary	Jurisdiction of Organization

EPT Arroyo, Inc.	Delaware

EPT Auburn, Inc.	Delaware

EPT Biloxi, Inc.	Delaware

EPT Boise, Inc.	Delaware

EPT Chattanooga, Inc.	Delaware

EPT Columbiana, Inc.	Delaware

EPT Concord II, LLC	Delaware

EPT Concord, LLC	Delaware

EPT Crotched Mountain, Inc.	Missouri

EPT Davie, Inc.	Delaware

EPT Deer Valley, Inc.	Delaware

EPT DownREIT II, Inc.	Missouri

EPT DownREIT, Inc.	Missouri

EPT East, Inc.	Delaware

EPT Firewheel, Inc.	Delaware

EPT First Colony, Inc.	Delaware

EPT Fresno, Inc.	Delaware

EPT GCC, LLC	Delaware

EPT Glendora, Inc.	Delaware

EPT Gulf Pointe, Inc.	Delaware

EPT Hamilton, Inc.	Delaware

EPT Hattiesburg, Inc.	Delaware

EPT Hoffman Estates, Inc.	Delaware

EPT Huntsville, Inc.	Delaware

Wholly-Owned Direct and Indirect Subsidiary	Jurisdiction of Organization

EPT Hurst, Inc.	Delaware

EPT Indianapolis, Inc.	Delaware

EPT Kalamazoo, Inc.	Missouri

EPT Lafayette, Inc.	Delaware

EPT Lawrence, Inc.	Delaware

EPT Leawood, Inc.	Delaware

EPT Little Rock, Inc.	Delaware

EPT Macon, Inc.	Delaware

EPT Mad River, Inc.	Missouri

EPT Manchester, Inc.	Delaware

EPT Melbourne, Inc.	Missouri

EPT Mesa, Inc.	Delaware

EPT Mesquite, Inc.	Delaware

EPT Modesto, Inc.	Delaware

EPT Mount Attitash, Inc.	Delaware

EPT Mount Snow, Inc.	Delaware

EPT New Roc GP, Inc.	Delaware

EPT New Roc, LLC	Delaware

EPT Nineteen, Inc.	Delaware

EPT Oakview, Inc.	Delaware

EPT Pensacola, Inc.	Missouri

EPT Pompano, Inc.	Delaware

EPT Raleigh Theatres, Inc.	Delaware

EPT Schoolhouse, LLC	Delaware

Wholly-Owned Direct and Indirect Subsidiary	Jurisdiction of Organization

EPT Ski Properties, Inc.	Delaware

EPT Slidell, Inc.	Delaware

EPT South Barrington, Inc.	Delaware

EPT Virginia Beach, Inc.	Delaware

EPT Waterparks, Inc.	Delaware

EPT White Plains, LLC	Delaware

EPT Wilmington, Inc.	Delaware

Flik Depositor, Inc.	Delaware

Flik, Inc.	Delaware

Kanata Entertainment Holdings, Inc.	New Brunswick, Canada

Megaplex Four, Inc.	Missouri

Megaplex Nine, Inc.	Missouri

Metropolis Entertainment Holdings, Inc.	New Brunswick, Canada

Mississauga Entertainment Holdings, Inc.	New Brunswick, Canada

Monster IV, Inc.	Delaware

New Roc Associates, L.P.	New York

Oakville Entertainment Holdings, Inc.	New Brunswick, Canada

Tampa Veterans 24, Inc.	Delaware

Theatre Sub, Inc.	Missouri

WestCol Center, LLC	Delaware

WestCol Corp.	Delaware

WestCol Holdings, LLC	Delaware

WestCol Theatre, LLC	Delaware

Westminster Promenade Owner’s Association, LLC	Colorado

Wholly-Owned Direct and Indirect Subsidiary	Jurisdiction of Organization

Whitby Entertainment Holdings, Inc.	New Brunswick, Canada

YongeDundas Signage Trust	Delaware

Not Wholly-Owned Subsidiary	Jurisdiction of Organization

Atlantic - EPR I (20% interest owned by Entertainment Properties Trust)	Delaware

Atlantic - EPR II (20% interest owned by Entertainment Properties Trust)	Delaware

Cantera 30 Theatre, L.P. (limited partnership interest wholly-owned by Atlantic - EPR I)	Delaware

CCC VinREIT, LLC (100% interest owned by VinREIT, LLC)	Delaware

Domus Communities, LLC (50% interest owned by EPT DownREIT, Inc.)	Delaware

DPRB VinREIT, LLC (100% interest owned by VinREIT, LLC)	Delaware

GFS VinREIT, LLC (100% interest owned by VinREIT, LLC)	Delaware

Havens VinREIT, LLC (100% interest owned by VinREIT, LLC)	Missouri

HGP VinREIT, LLC (100% interest owned by VinREIT, LLC)	Delaware

LCPV VinREIT, LLC (100% interest owned by VinREIT, LLC)	Delaware

Paso Robles, VinREIT, LLC (100% interest owned by VinREIT, LLC)	Missouri

PGCC, LLC (50% interest owned by EPT GCC, LLC)	Delaware

Not Wholly-Owned Subsidiary	Jurisdiction of Organization

SBV VinREIT, LLC (100% interest owned by VinREIT, LLC)	Delaware

Suffolk Retail, LLC (50% interest owned by EPT DownREIT, Inc.)	Delaware

Sunny VinREIT, LLC (100% interest owned by VinREIT, LLC)	Delaware

Tampa Veterans 24, L.P. (limited partnership interest wholly-owned by Atlantic - EPR II)	Delaware

VinREIT, LLC (96% owned by Entertainment Properties Trust)	Delaware

ANNEX A

a.	Additional Time of Sale Information

1.    List each document provided as an amendment or supplement to the Preliminary Offering Memorandum.

2.    Term sheet containing the terms of the securities, substantially in the form of Annex B.

ANNEX B

Entertainment Properties Trust

Pricing Term Sheet

Supplement, dated June 25, 2010 to Preliminary Offering Memorandum dated June 24, 2010	Strictly confidential

Entertainment Properties Trust

7.750% Senior Notes due 2020

This Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum (as supplemented through and including the date hereof, the “Preliminary Offering Memorandum”). The information in this Supplement supplements the Preliminary Offering Memorandum and updates and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933 and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuer:	Entertainment Properties Trust

Aggregate Principal Amount:	$250,000,000

Gross Proceeds:	$245,725,000

Security Description:	7.750% Senior Notes due 2020

Distribution:	144A/Regulation S with registration rights as set forth in the Preliminary Offering Memorandum

Maturity Date:	July 15, 2020

Make Whole Call:	T + 50 bps

Issue Price:	98.290%

Coupon:	7.750%

Yield to Maturity:	8.000%

Spread to Benchmark Treasury:	+ 490.7 bps

Benchmark Treasury:	3.500% due May, 2020

Interest Payment Dates:	January 15 and July 15 commencing on January 15, 2011

CUSIP/ISIN Numbers:	144A CUSIP: 293 80T AQ8

144A ISIN: US29380TAQ85

Reg S CUSIP: U29369 AH5

Reg S ISIN: USU29369AH57

Trade Date:	June 25, 2010

Settlement:	June 30, 2010 (T +3)

Joint Book-Running Managers:	J.P. Morgan Securities Inc.

Barclays Capital Inc.

RBC Capital Markets Corporation

Lead Manager:	KeyBanc Capital Markets Inc.

Denominations/Multiple:	$2,000 x $1,000

Additional Changes to Preliminary Offering Memorandum

Use of Proceeds	The following paragraph replaces the first paragraph under the caption “Use of Proceeds” section of the Preliminary Offering Memorandum:

The net proceeds from this offering will be approximately $239,400,000 million, after deducting the initial purchasers’ discounts and commissions and the estimated expenses of this offering.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering. Please refer to the preliminary offering memorandum for a complete description.

This communication is being distributed in the United States solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act of 1933, and outside the United States solely to non-U.S. persons as defined under Regulation S.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)    Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)    Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)    Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)    None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)    At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(iv)    Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)    Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

(ii)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d)    Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

ANNEX D

Form of Opinion of Stinson Morrison Hecker LLP, Counsel for the Company and the Guarantors

1.    The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland with full power and authority to own, lease and operate its properties, and conduct its business, as described in the Time of Sale Information and the Offering Memorandum. Each of the Guarantors is a corporation, statutory trust or limited liability company, as the case may be, duly formed and validly existing in its jurisdiction of organization and is in good standing in its respective jurisdiction of organization with full power and authority to own, lease and operate its properties, and conduct the business in which it is engaged, as such properties and businesses are described in the Time of Sale Information and the Offering Memorandum. Each of the Company and the Guarantors is duly qualified and in good standing as a foreign real estate investment trust, corporation, statutory trust or limited liability company, as the case may be, in each state in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect.

2.    The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization.” All the outstanding shares of capital stock or other equity interests of each Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable.

3.    Each of the Company and the Guarantors has the requisite real estate investment trust, corporate, statutory trust or limited liability company, as the case may be, right, power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its respective obligations thereunder. All real estate investment trust, corporate, statutory trust or limited liability company, as the case may be, action required to be taken on the part of the Company and the Guarantors for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby by them has been duly and validly taken.

4.    The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions. The Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder (except that we express no opinion with respect to the qualification of the Trustee).

5.    The Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated and delivered as provided in the Indenture and paid for as provided in the Purchase Agreement, the Securities will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, and holders of the Securities will be entitled to the benefits afforded thereto under the Indenture. The Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided in the Purchase Agreement, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms.

6.    The Exchange Securities (including the related guarantees) have been duly authorized by the Company and each of the Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement and the Indenture, the Exchange Securities will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantors, as guarantor, enforceable against the Company and each of the Guarantors in accordance with their terms, and holders of the Exchange Securities will be entitled to the benefits afforded thereto under the Indenture.

7.    The Purchase Agreement has been duly authorized, executed and delivered by the Company and the Guarantors. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and, when duly executed and delivered by the other parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

8.    Each Transaction Document (excluding the Securities and the Exchange Securities, as to which we express no opinion) conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

9.    The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Guarantors pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument which is filed or incorporated by reference as an exhibit to the Annual Report on Form 10-K of the Company for the year ended December 31, 2009, as amended, or in any subsequent filings with the Commission pursuant to the Exchange Act (excluding any such indenture, mortgage, etc. that is terminated, satisfied, released or expired on or before the Closing Date); (ii) result in any violation of the provisions of the declaration of trust and the bylaws of the Company, the articles or certificate of incorporation and the bylaws of any Guarantor which is a corporation, the articles of organization or the certificate of formation and the operating agreement or the limited liability company agreement, as applicable, of any Guarantor which is a limited liability company or the certificate of trust and the trust agreement of any Guarantor which is a statutory trust; or (iii) result in the violation of any applicable statutory law, rule or regulation included in Applicable Laws (excluding state securities laws, rules or regulations, as to which we express no opinion) or, to our knowledge, any judgment or order of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

10.    No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required under any applicable statutory law, rule or regulation included in Applicable Laws for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders, registrations or qualifications as may be required (i) under applicable state securities laws, rules or regulations in connection with the purchase and resale of the Securities by the Initial Purchasers or (ii) with respect to the Exchange Securities (including the related guarantees) under the Securities Act, the Trust Indenture Act, applicable state securities laws, rules or regulations or applicable stock exchange rules as contemplated by the Registration Rights Agreement or (iii) to be obtained under the terms of the Transaction Documents, but not required to be obtained on or before the Closing Date.

11.    To the best of our knowledge, except as described in each of the Time of Sale Information and the Offering Memorandum, (a) there are no legal, governmental or regulatory actions, suits or proceedings pending to which the Company or any of the Guarantors is a party or of which any property of the Company or any of the Guarantors is the subject that, individually or in the aggregate, could, in our judgment, reasonably be expected to have a Material Adverse Effect, and (b) no such actions, suits or proceedings have been overtly threatened in writing against the Company or any of the Guarantors.

12.    The descriptions in each of the Time of Sale Information and the Offering Memorandum of statutes, legal, governmental and regulatory proceedings and contracts and other documents are accurate in all material respects; and the statements in each of the Time of Sale Information and the Offering Memorandum under the heading “Certain U.S. federal income tax considerations,” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, fairly present the matters described therein in all material respects.

13.    Neither the Company nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum, none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

14.    The information incorporated by reference from documents filed with the Commission in each of the Time of Sale Information and the Offering Memorandum (other than the financial statements and other financial information contained therein, as to which we express no opinion), when filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

15.    Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

16.    Assuming the accuracy of the representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in the Purchase Agreement, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

Because the primary purpose of our engagement was not to establish or confirm factual matters or financial or accounting matters, and because of the wholly or partially non-legal character of many of the statements contained in the Time of Sale Information and the Offering Memorandum and any amendment or supplement thereto, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Time of Sale Information or the Offering Memorandum or any amendment or supplement thereto (except to the extent expressly set forth in opinion paragraph 12 above), and we have not independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). Without limiting the foregoing, we assume no responsibility for, have not independently verified, and have not been asked to comment on, the accuracy, completeness or fairness of the financial statements and other financial, accounting or statistical data included in the Time of Sale Information or the Offering Memorandum or any amendment or supplement thereto, and we have not examined the accounting, financial or other records from which such financial statements and other financial, accounting or statistical data contained therein were derived. Furthermore, we are not experts within the meaning of Section 11 of the Securities Act with respect to any portion of the Time of Sale Information or the Offering Memorandum or any amendment or supplement thereto, including, without limitation, such financial statements and other financial, accounting or statistical data.

In connection with our representation of the Company and the Guarantors with respect to the issuance and sale of the Securities to the Initial Purchasers, we have participated in conferences with officers and other representatives of the Company and the Guarantors and with representatives of its independent accountants and counsel and with representatives of the Initial Purchasers and their counsel, at which conferences the contents of the Time of Sale Information and the Offering Memorandum and any amendment or supplement thereto and related matters were discussed; and, based upon such participation and our review of the Time of Sale Information and the Offering Memorandum and any amendment or supplement thereto, and relying as to facts necessary to the determination of materiality, to the extent we may do so in the exercise of our professional responsibility, based upon the factual statements of officers and other representatives of the Company and the Guarantors and representatives of the Initial Purchasers, no facts have come to our attention that cause us to believe that:

(A)    the Time of Sale Information, at the Time of Sale (which we assume to be the date of the Purchase Agreement), contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or

(B)    the Offering Memorandum or any amendment or supplement thereto, as of its date and the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

except that in the case of each of (A) and (B), we express no belief, opinion or statement with respect to the financial statements, including the notes thereto and the auditors’ reports thereon, and the other financial and statistical information contained therein or omitted therefrom.

In rendering such opinion, such counsel may rely as to matters of fact on the representations and warranties contained in the Purchase Agreement, certificates of responsible officers of the Company and the Guarantors and certificates of public officials that are furnished to the Initial Purchasers and may also set forth other reasonable assumptions, qualifications and limitations.

The opinion of Stinson Morrison Hecker LLP described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

ANNEX E

Form of Opinion of Latham & Watkins LLP, Counsel for the Company and the Guarantors

[See Attached]

355 South Grand Avenue Los Angeles, California 90071-1560 Tel: +1.213.485.1234 Fax: +1.213.891.8763 www.lw.com

FIRM / AFFILIATE OFFICES
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June [ ], 2010 [DRAFT] J.P. Morgan Securities Inc. as Representative of the several Initial Purchasers c/o J.P. Morgan Securities Inc. 383 Madison Avenue New York, New York 10179

Re:	Entertainment Properties Trust: [ ]% Senior Notes due 2020

Ladies and Gentlemen:

We have acted as special counsel to Entertainment Properties Trust, a Maryland real estate investment trust (the “Company”), in connection with the sale to you and the several initial purchasers named on Exhibit A hereto for whom you are acting as representative (you and such other initial purchasers, collectively, the “Initial Purchasers”) by the Company of $[250] million aggregate principal amount of the Company’s [    ]% Senior Notes due 2020 (the “Notes”) and the guarantee of the Notes (the “Guarantees”) by those entities listed on Exhibit B hereto (the “Guarantors”) pursuant to a purchase agreement, dated June [    ], 2010 (the “Purchase Agreement”), among you, as representative of the several Initial Purchasers, the Company and the Guarantors. The Notes and the Guarantees are being issued pursuant to an indenture, dated the date hereof (the “Indenture”), among the Company, the Guarantors and UMB Bank, n.a., as trustee. This letter is being furnished to you pursuant to Section [6(f)(ii)] of the Purchase Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:

(a)	The Indenture (including the Guarantees contained therein);

(b)	The form of the Notes;

(c)	The form of the new [ ]% Senior Notes due 2020 to be issued in exchange for the Notes pursuant to the registered exchange offer contemplated by the Registration Rights Agreement (the “Exchange Securities”);

June [    ], 2010

(d)	The Registration Rights Agreement, dated the date hereof (the “Registration Rights Agreement” and, together with the Indenture (including the Guarantees contained therein), the Notes and the Exchange Securities, the “Operative Documents”), among you, as representative of the several Initial Purchasers, the Company and the Guarantors;

(e)	The preliminary offering memorandum, dated June, [ ] 2010 (the “Preliminary Offering Memorandum”), and the pricing term sheet dated June [ ],2010, with respect to the Notes and the Guarantees; and

(f)	The final offering memorandum, dated June, [ ] 2010 (the “Offering Memorandum”), with respect to the Notes and the Guarantees.

Except as otherwise stated herein, as to factual matters we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others, including the representations and warranties of the Company and the Guarantors in the Purchase Agreement. We have not independently verified such factual matters.

Except as otherwise stated herein, we are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning matters of Maryland, Delaware and New Hampshire law and the federal laws of the United States are addressed in the opinion of Stinson Morrison Hecker LLP, which has been separately provided to you. Except as otherwise stated herein, our opinions are based upon of only those statutes, rules and regulations which, in our experience, are normally applicable to private placements of senior notes. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1.         The Indenture is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

2.         The Indenture, including the Guarantees contained therein, is the legally valid and binding agreement of each of the Guarantors, enforceable against each of them in accordance with its terms.

3.         The Notes, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.         The Exchange Securities, when executed, issued, authenticated and delivered in exchange for the Notes pursuant to the registered exchange offer contemplated by the Registration Rights Agreement, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

June [    ], 2010

5.         The Registration Rights Agreement is the legally valid and binding agreement of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms.

6.         The statements in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Description of the Notes,” insofar as they purport to describe or summarize certain provisions of the Indenture, the Notes and the Guarantees, are accurate summaries or descriptions in all material respects.

7.         No registration of the Notes or the Guarantees under the Securities Act of 1933, as amended, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the purchase of the Notes by you or the initial resale of the Notes by you, in each case, in the manner contemplated by the Purchase Agreement and the Offering Memorandum. We express no opinion, however, as to when or under what circumstances any Notes initially sold by you may be reoffered or resold.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion with respect to (a) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) the waiver of rights or defenses contained in Section [    ] of the Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy and (e) the severability, if invalid, of provisions to the foregoing effect.

With your consent, for purposes of the opinion rendered in paragraph 7, we have assumed that the representations and agreements made by each of you, the Company and the Guarantors contained in the Purchase Agreement and the representations and agreements deemed to be made in accordance with the Offering Memorandum by purchasers to whom you initially resell the Notes are accurate and have been and will be complied with.

June [    ], 2010

With your consent, we have assumed (a) that the Operative Documents have been duly authorized, executed and delivered by the parties thereto, (b) that the Operative Documents constitute legally valid and binding obligations of the parties thereto other than the Company and each of the Guarantors, enforceable against each of them in accordance with their respective terms and (c) that the status of the Operative Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that we make no such assumption to the extent we have specifically opined as to any such matters in paragraph 7 herein.

This letter is furnished only to you in your capacity as representative of the several Initial Purchasers in their capacity as initial purchasers under the Purchase Agreement and is solely for the benefit of the Initial Purchasers in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you or the other Initial Purchasers for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Notes or any interest therein from you or the other Initial Purchasers) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

DRAFT

ANNEX F

Form of REIT Opinion

Based on the foregoing and in reliance thereon and subject thereto and on an analysis of the Code, Treasury Regulations thereunder, judicial authority and current administrative rulings and such other laws and facts as we have deemed relevant and necessary, it is our opinion that (i) beginning with its taxable year ended December 31, 1997, the Company has been organized and operated in conformity with the requirements for qualification and taxation (and the Company has qualified) as a REIT for U.S. federal income tax purposes, and its current and proposed method of operation (as represented in the Officers’ Certificate, the Preliminary Offering Memorandum and the Final Offering Memorandum) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT for the current and subsequent taxable years; (ii) the Company’s current method of operation (as represented in the Officers’ Certificate, the Preliminary Offering Memorandum and the Final Offering Memorandum) will enable the Partnerships (as defined in the Officers’ Certificate) to be treated for U.S. federal income tax purposes as partnerships (or disregarded entities) and not as associations taxable as corporations or as publicly-traded partnerships; (iii) the statements in the Preliminary Offering Memorandum under the caption “Certain U.S. federal income tax considerations,” to the extent that they describe matters of law or legal conclusions, are correct in all material respects; and (iv) the statements in the Final Offering Memorandum under the caption “Certain U.S. federal income tax considerations,” to the extent that they describe matters of law or legal conclusions, are correct in all material respects.